Exhibit 99.1

ACCRETION ACQUISITION CORP.

UNAUDITED PRO FORMA BALANCE SHEET

	October 25, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets
Cash	$1,077,866	$(340,500)	(f)	$737,466
		100	(g)
Subscription receivable	100	(100)	(g)	-
Prepaid expenses - current	315,244	-		315,244
Total Current Assets	1,393,210	(340,500)		1,052,710
Cash held in Trust Account	181,800,000	27,270,000	(a)	209,070,165
		165	(h)
Prepaid expenses - non current	299,590	-		299,590
Total Assets	$183,492,800	$26,929,665		$210,422,465

Liabilities and Stockholders' Equity
Current Liabilities
Accrued expenses	$341,860	$(340,500)	(f)	$1,360
Total Current Liabilities	341,860	(340,500)		1,360
Deferred underwriting commission	6,300,000	945,000	(c)	7,245,000
Total Liabilities	6,641,860	604,500		7,246,360

Commitments and Contingencies

Common stock subject to possible redemption	181,800,000	27,000,000	(a)	209,070,000
		(1,350,000)	(b)
		(945,000)	(c)
		(540,000)	(d)
		3,105,000	(e)

Stockholders' Equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-		-
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,295,000 shares issued and outstanding(1)	5,295	-		5,295
Additional paid-in capital	-	270,000	(a)	-
		1,350,000	(b)
		540,000	(d)
		(2,160,000)	(e)

Accumulated deficit	(4,954,355)	(945,000)	(e)	(5,899,190)
		165	(h)
Total Stockholders' Deficit	(4,949,060)	(944,835)		(5,893,895)
Total Liabilities and Stockholders' Equity	$183,492,800	$26,929,665		$210,422,465

(1)	Actual includes up to 675,000 shares of common stock subject to forfeiture if the underwriters’ elected not to exercise their over-allotment option. Upon full exercise of the over-allotment option, no share of common stock is subject to forfeiture.

The accompanying notes are an integral part of this pro forma balance sheet.

NOTE 1 ─ CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Accretion Acquisition Corp. (the “Company”) as of October 25, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on October 29, 2021, as described below. The Pro Forma Balance Sheet is derived from the audited Balance Sheet included in the Form 8-K filed on October 29, 2021.

The Company consummated its initial public offering (the “IPO”) of 18,000,000 units (the “Units”) on October 25, 2021. Each Unit consists of one share of common stock, one right (“Public Right”) and one-half of one warrant (“Public Warrant”). Each Public Right will convert to one-tenth (1/10) share of common stock upon consummation of Business Combination. Each whole Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment.

The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $180.00 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to an aggregate of 2,700,000 additional Units to cover over-allotments, if any. On October 27, 2021, the Underwriters fully exercised the over-allotment option to purchase an additional 2,700,000 Units (the “Over-Allotment Units”), generating aggregate gross proceeds of $27.00 million and incurring $1.49 million in underwriting fee comprised of an initial payment of $0.54 million and $0.95 million of deferred underwriting commission.

Simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the private placement with the Sponsor for an aggregate of 810,000 warrants to purchase common stock for $1.00 per warrant in a private placement, with each whole warrant entitling the holder thereof to purchase one share of common stock at $11.50 per share (the “Additional Private Warrants”), generating total proceeds of $0.81 million (the “Private Placement Proceeds” and, together with the Over-Allotment Unit proceeds, the “Proceeds”).

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $209.07 million was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee. As of October 29, 2021, cash held in trust included $165 of interest earned.

The Sponsor agreed to forfeit up to 675,000 shares of common stock, par value $0.001, to the extent that the over-allotment option is not exercised in full by the underwriter. On October 27, 2021, the Underwriters fully exercised the over-allotment option to purchase the Over-Allotment Units. Thus, no share of common stock remains subject to forfeiture.

NOTE 1 ─ CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT (Continued)

Pro forma adjustments to reflect the partial exercise of the underwriters’ over-allotment option and the sale of the Private Warrants described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash held in Trust Account	$27,000,000
	Common stock subject to possible redemption		$27,000,000
	Cash held in Trust Account	$270,000
	Additional paid-in capital	$540,000
	Additional paid-in capital		$810,000
	To record sale of 2,700,000 Over-Allotment Units and 810,000 Additional Private Warrants, and payment of cash underwriting commission

(b)	Common stock subject to possible redemption	$1,350,000
	Additional paid-in capital		$1,350,000
	To record fair value of Public Warrants

(c)	Common stock subject to possible redemption	$945,000
	Deferred underwriting commission		$945,000
	To record deferred underwriting commission in connection with over-allotment

(d)	Common stock subject to possible redemption	$540,000
	Additional paid-in capital		$540,000
	To record offering costs in connection with over-allotment

(e)	Additional paid-in capital	$2,160,000
	Accumulated deficit	$945,000
	Common stock subject to possible redemption		$3,105,000
	To record accretion of common stock subject to possible redemption and to reclass negative additional paid-in capital to accumulated deficit

(f)	Accrued expenses	$340,500
	Cash		$340,500
	To record payment of offering costs in connection with IPO

(g)	Cash	$100
	Subscription receivable		$100
	To record receipt of proceeds for subscription receivable

(h)	Cash held in trust account	$165
	Interest earned on cash held in trust		$165
	Interest earned on cash held in trust